Exhibit 7.2

                                VOTING AGREEMENT

     This Voting Agreement is entered into as of July 20, 2000, by and between Total Sports Inc., a Delaware corporation (the "Company"), and the below-identified holder ("Holder") of the securities of Quokka Sports, Inc., a Delaware corporation ("Parent").

                                    Recitals

     A. Parent, Tailback Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

     B. In order to induce the Company to enter into the Reorganization Agreement, Holder is entering into this Voting Agreement.

     C. Insofar as the Company may be deemed to become an "interested stockholder" under Section 203 of the Delaware General Corporation Law by virtue of the execution and delivery of this Agreement, the parties acknowledge that the Board of Directors of Parent has approved this Agreement prior to the parties' execution and delivery of this Agreement, thereby complying with
Section 203 of the Delaware General Corporation Law.

                                    Agreement

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

Section 1. Certain Definitions

          For purposes of this Voting Agreement:

          (a) "Parent Common Stock" shall mean the common stock, par value $.0001 per share, of Parent.

          (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

          (c) Holder shall be deemed to "Own" or to have acquired "Ownership" of a security if Holder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (e) "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Holder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Holder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (f) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

Section 2. Transfer Of Subject Securities

     2.1. Transferee of Subject Securities to be Bound by this Agreement. Holder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Holder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A; and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

     2.2. Transfer of Voting Rights. Holder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Holder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

Section 3. Voting Of Shares

     3.1 Voting Agreement. Holder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

          (a) at any meeting of stockholders of Parent, however called, Holder shall (unless otherwise directed in writing by the Company) cause all outstanding shares of Parent Common Stock that are Owned by Holder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, the issuance of Parent Common Stock in the Merger and in favor of each of the other actions contemplated by the Reorganization Agreement; and

          (b) in the event written consents are solicited or otherwise sought from stockholders of Parent with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement, Holder shall (unless otherwise directed in writing by the Company) cause to be executed, with respect to all outstanding shares of Parent Common Stock that are Owned by Holder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

     3.2. Proxy; Further Assurances.

     Contemporaneously with the execution of this Voting Agreement: (i) Holder shall deliver to the Company a proxy in the form attached to this Voting
Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Holder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Parent Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Holder.

Section 4. Waiver Of Appraisal Rights

     Holder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Holder or any other Person may have by virtue of the Ownership of any outstanding shares of Parent Common Stock Owned by Holder.

Section 5. No Solicitation

     Holder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Holder shall not, directly or indirectly, and Holder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding Parent or any direct or indirect subsidiary of Parent to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Holder shall immediately cease and discontinue, and Holder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

Section 6. Representations And Warranties Of Holder

     Holder hereby represents and warrants to the Company as follows:

     6.1 Authorization, etc. If Holder is not an individual, Holder has the corporate, limited liability company, partnership or other comparable organizational power and authority to execute and deliver this Voting Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Holder and constitute legal, valid and binding obligations of Holder, enforceable against Holder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.2 No Conflicts or Consents

          (a) The execution and delivery of this Voting Agreement and the Proxy by Holder do not, and the performance of this Voting Agreement and the Proxy by Holder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Holder or by which he or any of his properties is or may be bound or affected and, if Holder is not an individual, Holder's certificate of incorporation, formation certificate, partnership agreement or comparable organizational document; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Holder is a party or by which Holder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Voting Agreement and the Proxy by Holder do not, and the performance of this Voting Agreement and the Proxy by Holder will not, require any consent or approval of any Person.

     6.3 Title to Securities. As of the date of this Voting Agreement: (a) Holder holds of record (free and clear of any liens or encumbrances) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Holder holds (free and clear of any liens or encumbrances) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Holder Owns the additional securities of Parent set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Holder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

Section 7. [Reserved]

Section 8. Miscellaneous

     8.1  Survival  of   Representations,   Warranties   and   Agreements.   All
representations, warranties, covenants and agreements made by Holder in this Voting Agreement shall survive the Expiration Date.

     8.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     8.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          if to Holder:

               at the address set forth below Holder's signature on the signature page hereof

               With a copy to:

               Quokka Sports, Inc.
               525 Brannan Street
               San Francisco, CA  94107
               Attention:  General Counsel
               Fax:  (415) 908-4069

          if to the Company:

               Total Sports Inc.
               234 Fayetteville Street
               Raleigh, NC  27601
               Attn:  General Counsel
               Fax:     (919) 573-5436

               With a copy to:
               Steven A. Hobbs
               Clifford Chance Rogers & Wells LLP
               200 Park Avenue
               New York, NY  10166
               Fax:  (212) 878-8375

     8.4. Severability. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

     8.5. Entire Agreement. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supercede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

     8.6. Assignment; Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Holder or the Company and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Holder, the Company and their respective heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of the Company and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

     8.7. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Holder agrees that, in the event of any breach or threatened breach by Holder of any covenant or obligation contained in this Voting Agreement or in the Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Holder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.7, and Holder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     8.8. Non-Exclusivity. The rights and remedies of the Company under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company under this Voting Agreement, and the obligations and liabilities of Holder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Holder's obligations, or the rights or remedies of the Company, under any Affiliate Agreement between the Company and Holder; and nothing in any such Affiliate Agreement shall limit any of Holder's obligations, or any of the rights or remedies of the Company, under this Voting Agreement.

     8.9. Governing Law.

     This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

     8.10. Counterparts. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.11. Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

     8.12. Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Holder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     8.13. Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Voting Agreement, or any power, right, privilege or remedy of the Company under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     8.14. Construction.

          (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

     In Witness Whereof, the Company and Holder have caused this Voting Agreement to be executed as of the date first written above.

                                         Total Sports Inc.


                                         By:
                                            ------------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------


                                         Holder:
                                                --------------------------------


                                         By:
                                            ------------------------------------

                                         Name:
                                              ----------------------------------

                                         Title:
                                               ---------------------------------

                                         Address:
                                                   -----------------------------

                                                   -----------------------------
                                         Facsimile:
                                                   -----------------------------

                                                           Additional Securities
Shares Held of Record        Options and Other Rights        Beneficially Owned
---------------------        ------------------------      ---------------------

                                    Exhibit A

                            Form Of Irrevocable Proxy

     The undersigned stockholder of Quokka Sports, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Gary Stevenson, Frank Daniels III and Total Sports Inc., a Delaware corporation (the "Company"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of Parent owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of Parent which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of Parent referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Company and the undersigned (the "Voting Agreement"), and is granted in consideration of the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Merger Sub (as that term is defined in the Reorganization Agreement defined herein) and the Company (the "Reorganization Agreement").

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of Parent, however called, or in connection with any solicitation of written consents from stockholders of Parent, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement.

     The undersigned may vote the Shares on all other matters.

     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated:  ___________, 2000.
                                            Name of
                                            stockholder:
                                                        ------------------------


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


Number and type of shares of stock of Parent owned of record as of the date of this proxy:

Type/class of securities                    Number of securities
------------------------                    --------------------